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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): SEPTEMBER 12, 2003
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                               THE TIMKEN COMPANY
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             (Exact Name of Registrant as Specified in its Charter)


                                      OHIO
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                 (State or Other Jurisdiction of Incorporation)


               1-1169                                  34-0577130
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      (Commission File Number)             (I.R.S. Employer Identification No.)



                1835 DUEBER AVENUE, S.W., CANTON, OHIO 44706-2798
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               (Address of Principal Executive Offices) (Zip Code)


                                 (330) 438-3000
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              (Registrant's Telephone Number, Including Area Code)





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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On February 18, 2003, The Timken Company ("Timken") completed the acquisition of the Engineered Solutions business ("Engineered Solutions" or "Torrington") of Ingersoll-Rand Company Limited ("IR"). Under the terms of the definitive Stock and Asset Purchase Agreement, dated as of October 16, 2002, as amended as of February 18, 2003, by and between Timken, on behalf of itself and certain of its subsidiaries, and IR, on behalf of itself and certain of its subsidiaries (the "Purchase Agreement"), Timken acquired certain IR subsidiaries, including The Torrington Company, joint venture interests and other assets, including real property, manufacturing facilities and related machinery and equipment used in the Engineered Solutions business, effective as of February 16, 2003 (the "Acquisition"). Pursuant to the Purchase Agreement, Timken paid IR cash consideration of $700 million, which is subject to post-closing purchase price adjustments, and issued approximately $140 million of Timken's common stock to Ingersoll-Rand Company, a subsidiary of IR.

Attached as an exhibit are unaudited pro-forma financial information for the six months ended June 30, 2003, and for the year ended December 31, 2002.

The unaudited pro forma financial statements have been prepared to assist in the analysis of the financial effects of Timken's acquisition of the Engineered Solutions business. The following unaudited pro forma financial statements are based on Timken's historical consolidated financial statements and the historical combined financial statements of Engineered Solutions as of and for the year ended December 31, 2002, and the period from January 1, 2003 to February 15, 2003. The historical financial statements of Timken and Engineered Solutions have been prepared in accordance with accounting principles generally accepted in the United States. The unaudited pro forma financial statements should be read in conjunction with Timken's audited consolidated financial statements and notes included in Timken's Annual Report on Form 10-K for the year ended December 31, 2002, the consolidated condensed unaudited financial statements and notes included in Timken's Quarterly Report on Form 10-Q for the six months ended June 30, 2003, and the combined financial statements of Engineered Solutions as of and for the year ended December 31, 2002. The unaudited pro forma statements of operations give effect to the Acquisition as if it had occurred at the beginning of the relevant period presented, after giving effect to certain adjustments, including intercompany sales, the amortization of intangible assets, interest expense on acquisition debt, depreciation of fixed assets, employee benefits and income tax effects. Unaudited pro forma earnings for each quarter presented include higher than normal cost of products sold, resulting from the one-time write-up of acquired inventories required by the purchase accounting rules. This charge decreased earnings per share by approximately $0.05 for both the six months ended June 30, 2003, for the year ended December 31, 2002, based on the preliminary asset valuation. The unaudited pro forma financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions Timken believes are reasonable, but are subject to change. The unaudited pro forma financial statements presented below do not reflect any anticipated operating efficiencies or cost savings from the integration of Engineered Solutions into Timken's business. Timken has made, in its opinion, all adjustments that are necessary to present fairly the pro forma information. The unaudited pro forma financial


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statements do not purport to represent what Timken's actual results of operations or financial position would have been if the Acquisition and related transactions had occurred on such dates or to project Timken's results of operations or financial position for any future period.

         Exhibits.
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             99.1   Unaudited Pro Forma Financial Information for the six months ended June 30, 2003 and for the year ended December 31, 2002.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  THE TIMKEN COMPANY


                                  By:   /s/ William R. Burkhart
                                       -----------------------------------------
                                       William R. Burkhart
                                       Senior Vice President and General Counsel

Date:  September 12, 2003




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                                  EXHIBIT INDEX

Exhibit Number    Description of Document
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   99.1           Unaudited Pro Forma Financial Information for the six months ended June 30, 2003 and for the year ended December 31, 2002.














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